Exhibit 4 - Subscription Agreement

1     PARTIES

This Stock Subscription Agreement is made between:

_________________________________________________________________,

hereinafter "Subscriber" and RAD Diversified REIT, Inc., hereinafter "Issuer", a Maryland corporation having its principal place of business at 4115 West Spruce Street, Tampa, FL 91730; Subscriber and Issuer are sometimes referred to individually as a "Party" and are collectively referred to as "Parties"; Issuer is sometimes referred to as the "Company" or the "Corporation".

Subscriber is further identified as (select one option):

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      an individual;

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      an institution that administers a self-directed Investment Retirement Account ("IRA") on behalf of beneficiary as defined in Section 5.2, below;

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      a corporation incorporated in the State of ______;

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      a limited liability company organized in the State of ______;

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      a limited liability partnership organized in the State of ______; or

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      a trust established in the County of ________________in the State of ______.

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Subscriber

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s address as represented immediately below is a residence address if the Subscriber is an individual and is otherwise a business address:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

NOW THEREFORE, Subscriber and the Issuer hereby agree as follows:

2     THE OFFERING

2.1     Securities Offered. The Issuer is offering for sale securities that Subscriber desires to acquire. The securities offered here are also referred to as "Shares" or "Stock". The securities transferred from Issuer to Subscriber under this Subscription Agreement constitute common shares of the Company and the Company has issued or plans to issue shares belonging to only this one class of common stock. Other classes of stock may be issued in the future, but are not contemplated in this round of financing nor are they currently authorized by the Company

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s charter. The sale of these securities is being conducted pursuant to an Offering Circular qualified by the Securities and Exchange Commission (SEC). This document shall not be construed as an offer to sell securities should the SEC not qualify the Offering Circular or within statutory time restriction after such qualification. The Offering Circular has been submitted to the SEC for review and qualification in accordance with Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.

2.2     Basis of Offering. Securities offered here are only offered pursuant to an exemption from registration under the Securities and Exchange Act of 1933, such exemption being established by qualification of the Company

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s Offering Circular. The securities offered for sale by the Issuer shall not be sold and any transaction contemplated by the Parties shall not consummate unless the Offering Circular is qualified as a "Tier 2" Offering by the SEC pursuant to Regulation A. The securities offered for sale are not registered with any corresponding state agency, since a qualified Tier 2 Offering is exempt from such registration. However, some states will still require that a notice of offering be filed along with a filing fee. In other states those persons selling the Company

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s securities will be required to qualify and/or register as selling agents of the Company.

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2.3     Acceptance by Corporation. Any transaction contemplated by the Parties shall not be effective unless and until the Corporation executes this Subscription Agreement.

2.4     Minimum Subscription. This Agreement may be cancelled, without any remedy to the Subscriber, in the event that the minimum subscription level of $1,000,000 is not achieved within one year of qualification of the Company

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s Offering Circular.

2.5     Online Subscription. This Stock Subscription Agreement shall be administered through "FundAmerica.com" by way of their SEC-compliant, online securities sales system. Subscriber accesses this system by way of Issuer

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s website at www.RADdiversified.com/investnow.

2.5.1     Subscriber Qualification. FundAmerica performs numerous qualification checks consistent with the requirements set forth in Exhibit 15(b)4 of the Offering Circular entitled "Investor Qualifications".

2.5.2     Subscription Agreement. Once qualified by the FundAmerica system, a prospective investor is presented with and is afforded opportunity to review and electronically sign this Subscription Agreement. The Company then reviews all material and executes the subscription agreement based on all information submitted by the prospective subscriber.

2.5.3     Escrow. Once a minimum of $1,000,000 in subscriptions are established, the Subscriber is notified and required to tender money in exchange for shares subject to this Agreement. Subscriber

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s money will be directed to an escrow account managed by "PrimeTrust.com".

2.5.4     Transfer of Stock. After Subscriber

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s money is received into the escrow account, a stock certificate shall be issued through a transfer agent that is registered with the SEC. The Company

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s transfer agent is ComputerShare.com. At this juncture, the Subscriber is electronically notified as to how to access ownership certificates through the ComputerShare website.

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2.5.5     Administrator. FundAmerica.com and PrimeTrust.com are individually and collectively referred to herein as our "Administrator".

3     STATEMENT OF RISK

SUBSCRIBER MUST READ ALL MATERIAL

RELATING TO THIS INVESTMENT

"ALL OF SUBSCRIBER

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S INVESTMENT CAN BE LOST"

CERTAIN INFORMATION SET FORTH IN THE OFFERING CIRCULAR CONSTITUTES "FORWARD-LOOKING INFORMATION", INCLUDING "FUTURE ORIENTED FINANCIAL INFORMATION" AND "FINANCIAL OUTLOOK", UNDER APPLICABLE SECURITIES LAWS (COLLECTIVELY REFERRED TO HEREIN AS FORWARD-LOOKING STATEMENTS). EXCEPT FOR STATEMENTS OF HISTORICAL FACT, INFORMATION CONTAINED HEREIN AND IN THE OFFERING CIRCULAR CONSTITUTING FORWARD-LOOKING STATEMENTS INCLUDES, BUT IS NOT LIMITED TO, THE (I) PROJECTED FINANCIAL PERFORMANCE OF THE COMPANY; (II) COMPLETION OF, AND THE USE OF PROCEEDS FROM, THE SALE OF THE SHARES BEING OFFERED HEREUNDER; (III) THE EXPECTED DEVELOPMENT OF THE COMPANY

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S BUSINESS, PROJECTS AND JOINT VENTURES; (IV) EXECUTION OF THE COMPANY

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S VISION AND GROWTH STRATEGY, INCLUDING WITH RESPECT TO FUTURE M&A ACTIVITY AND GLOBAL GROWTH; (V) SOURCES AND AVAILABILITY OF THIRD-PARTY FINANCING FOR THE COMPANY

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S PROJECTS; (VI) COMPLETION OF THE COMPANY

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S PROJECTS THAT ARE CURRENTLY UNDERWAY, IN DEVELOPMENT OR OTHERWISE UNDER CONSIDERATION; (VI) RENEWAL OF THE COMPANY

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S CURRENT CUSTOMER, SUPPLIER AND OTHER MATERIAL AGREEMENTS; AND (VII) FUTURE LIQUIDITY, WORKING CAPITAL, AND CAPITAL REQUIREMENTS. FORWARD-LOOKING STATEMENTS ARE PROVIDED TO ALLOW POTENTIAL SUBSCRIBERS THE OPPORTUNITY TO UNDERSTAND MANAGEMENT

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S BELIEFS AND OPINIONS IN RESPECT OF THE FUTURE SO THAT THEY MAY USE SUCH BELIEFS AND OPINIONS AS ONE FACTOR IN EVALUATING AN INVESTMENT.

THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND UNDUE RELIANCE SHOULD NOT BE PLACED ON THEM. SUCH FORWARD-LOOKING STATEMENTS NECESSARILY INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, WHICH MAY CAUSE ACTUAL PERFORMANCE AND FINANCIAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM ANY PROJECTIONS OF FUTURE PERFORMANCE OR RESULT EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.

ALTHOUGH FORWARD-LOOKING STATEMENTS CONTAINED HEREIN AND IN THE OFFERING CIRCULAR ARE BASED UPON WHAT MANAGEMENT OF THE COMPANY BELIEVES ARE REASONABLE ASSUMPTIONS, THERE CAN BE NO ASSURANCE THAT FORWARD-LOOKING STATEMENTS WILL PROVE TO BE ACCURATE, AS ACTUAL RESULTS AND FUTURE EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS IF CIRCUMSTANCES OR MANAGEMENT

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S ESTIMATES OR OPINIONS SHOULD CHANGE EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS. THE READER IS CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS.

4     REPRESENTATIONS BY ISSUER

The Issuer hereby makes the following representations, which are hereby acknowledged by the Subscriber:

4.1     New Company. The Company is newly formed and has been operating at a loss and may do so for the foreseeable future and there is no guarantee that the Company will ever achieve profitability;

4.2     No Government Endorsement. No federal or state agency has made any findings as to the fairness of the terms of the Offering;

4.3     No Guarantee of Success. Any projections or predictions that may have been made available to Subscriber through the Offering Circular are based on estimates, assumptions and forecasts which may prove to be incorrect; and no assurance is given that actual results will correspond with the results contemplated by the various projections;

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4.4     Additional Representations. The Company makes other representations in various sections of this Agreement, including Section 5.2.1.

5     REPRESENTATIONS BY SUBSCRIBER

The Subscriber hereby makes the following representations, which are hereby acknowledged by the Issuer:

5.1     For Own Account. The Shares are being purchased for the Subscriber

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s own account without the participation of any other person, unless Subscriber is purchasing the securities for the benefit of another as described in Section 5.2, with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares, nor is the Subscriber aware of the existence of any distribution of the Corporation

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s securities.

5.2     Party-in-Interest. In the event that Subscriber is an institution administering a Retirement Plan that comprises either a self-directed IRA or a self-directed 401(k), Subscriber hereby represents and warrants that it is administering an IRA for the benefit of an individual identified as:

___________________________________________________________________

___________________________________________________________________

___________________________________________________________________

5.2.1     Where Subscriber is Subject to ERISA. If Subscriber is purchasing securities hereunder for a Party-in-Interest, as defined in Section 5.2, these additional representations by Issuer and Subscriber also apply.

5.2.2     Self-Directed Plans Only. Subscriber represents it is acting on behalf of a Retirement Plan that comprises either: i) a self-directed IRA; or ii) a self-directed 401(k).  The Company shall not accept subscriptions from other forms of funds or retirement plans that are subject to ERISA.

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5.2.3     Investment Decision by Fiduciary. Subscriber acknowledges that no individual or employer participating directly or indirectly in the Retirement Plan, acting in his or its capacity as an individual or employer (recognizing that with respect to roll-over and similar accounts, the sole beneficiary may be acting in the capacity of Plan Investment Fiduciary, as defined below), can direct the investments of the Plan (or any pension plan participating in the Plan); the initial decision to invest assets of the Plan in the Corporation has been made, and the decision to make subsequent investments of assets of the Plan in the Corporation will be made, by a fiduciary of the Plan (unrelated to the Corporation or any of its affiliates) (the " Plan Investment Fiduciary ") acting in the exercise of its sole discretion to make such investment decisions, and such fiduciary has the authority and may, in its sole discretion, subsequently determine to withdraw such investment from the Corporation and to invest such assets elsewhere; the decision to invest assets of the Plan in the Corporation was not, and any subsequent decision to withdraw assets from the Corporation will not be, made pursuant to the direction of any individual or individuals participating in the Plan, and no individual or individuals participating in the Plan will determine whether or how much of their assets will be invested in the Corporation; neither the employer nor any other person associated with the Plan shall have, or attempt to exercise, the power to influence or control , the investment objectives, policies or restrictions of the Corporation, and the investment or management decisions regarding the Corporation; and neither the employer nor any other person associated with the Plan has made or will make any representation to individuals participating in the Plan that all or any specific portion of their contributions will be invested in the Corporation.

5.2.4     Contact with Plan Participants. Subscriber acknowledges that the Corporation, or persons acting in its employ or on its behalf, is likely to provide the Offering Circular directly to those participating in the Plan.

5.2.5     Permissible Investments. All of the types of investments to be made by the Corporation as described in the Offering Circular are permitted under the terms of the Plan.

5.2.6     Subscriber is Fiduciary. The Subscriber is a named fiduciary, within the meaning of Section 402(a) of ERISA, of such Plan, and in accordance with Section 403 of ERISA, at least one signatory for the Plan hereunder is a "trustee" or "investment manager" of the Plan as defined in ERISA.

5.2.7     Obligation to Report Parties-in-Interest. The Subscriber and/or the Plan Investment Fiduciary will provide to the Corporation upon acceptance of this Subscription Agreement and from time-to-time thereafter upon reasonable notice a list of the parties in interest, as defined in ERISA Section 3(14), of the Plan.

5.2.8     Tax Consequences for Retirement Plans. Subscriber represents that it is aware that it may be subject to Federal income tax on any unrelated business taxable income from its investment in the Corporation.

5.3     Independent Assessment. The Subscriber has evaluated the risk of investing in the Corporation and is acquiring the Shares based only upon its independent examination and judgment as to the prospects of the Corporation based on the information provided in the Offering Circular.

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5.4     Investment Company Restrictions. If the Subscriber is or would be an investment company as defined by the Investment Company Act, the Subscriber represents that but for the exceptions contained in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, it recognizes that the Corporation is restricted by law as to the number of beneficial owners of the Corporation, and, that in determining the number of beneficial owners, it may be necessary to count the beneficial owners of the Subscriber if its Share percentage is greater than 10% of the outstanding Shares held by all shareholders of Corporation. Accordingly, the Subscriber agrees to take whatever action is requested by the Corporation to ensure that its Share percentage represents less than 10% of the total Shares held by all shareholders of Corporation and expressly agrees that the Corporation may require the Subscriber to withdraw at any time so much of its Capital Account as is necessary to keep such Share percentage below 10%.

5.5     Authority to Contract. The execution and delivery of this Subscription Agreement by the Subscriber has been duly authorized, and this Subscription Agreement constitutes the valid and binding agreement of the Subscriber enforceable against the Subscriber in accordance with its terms.

5.6     Lawful Contract by Subscriber. No provision of any applicable law, regulation, or document by which the Subscriber is bound prohibits the purchase of the Shares by the Subscriber.

5.7     Investor Qualification. Subscriber acknowledges Exhibit 15(b)4 of the Offering Circular entitled "Investor Qualifications", which describes restriction imposed by law with respect to sales of the Company

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s securities.

5.8     If the Subscriber is a corporation, the Subscriber is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Shares and to execute and deliver this Subscription Agreement, and the Subscriber agrees to furnish to the Corporation and/or the Administrator, upon request, documentation satisfactory to the Corporation in the Corporation

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s reasonable discretion and/or the Administrator in the Administrator

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s reasonable discretion, evidencing such organization, existence, standing, power and authority.

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5.9     If the Subscriber is a partnership or limited liability company, the representations, warranties, agreements and understandings set forth herein are true with respect to all partners or members in the Subscriber (and if any such partner or member is itself a partnership or limited liability company, all persons holding an interest in such partnership or limited liability company, directly or indirectly, including through one or more partnerships or limited liability companies), and the person executing this Subscription Agreement has made due inquiry to determine the truthfulness of the representations and warranties made hereby, and the Subscriber agrees to furnish to the Corporation and/or the Administrator, upon request, documentation satisfactory to the Corporation in the Corporation

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s reasonable discretion and/or the Administrator in the Administrator

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s reasonable discretion, supporting the truthfulness of such representations and warranties with respect to all such partners or members in the Subscriber.

5.10     All of the information provided by the Subscriber during the Online Subscription Process  and all of the representations, warranties and agreements set forth in this Subscription Agreement are true and accurate as of the date hereof and contain no omissions of material fact. Should the foregoing statement cease to be true in any respect, the Subscriber agrees to promptly notify the Corporation and the Administrator.

6     ACKNOWLEDGEMENTS

The Subscriber acknowledges:

6.1     Receipt of all information requested from the Corporation, and further acknowledges that no representations or warranties have been made to the Subscriber by the Corporation, its External Manager, RAD Management, LLC, a Delaware limited liability company or any representative or agent of the Corporation, other than as set forth in the Offering Circular.

6.2     Subscriber acknowledges that the Shares are being:

6.2.1     sold as unrestricted, but unregistered securities pursuant to an Offering Circular qualified by the SEC under Regulation A+ ; and

6.2.2     issued and sold in reliance on exemptions from registration under applicable state securities laws as a Tier 2 Offering under Regulation A.

6.3     That this subscription may be accepted or rejected in whole or in part in the sole discretion of the Corporation.

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6.4     That the Subscriber has received and carefully read and is familiar with the Offering Circular, and this Subscription Agreement.

6.5     The Subscriber is purchasing the Shares and is relying only on the information set forth in the Offering Circular.

6.6     That there is not currently, nor is there expected to arise, any public market for the Shares, and the Subscriber may have to hold the Shares indefinitely, and it may not be possible for the Subscriber to liquidate its investment in the Company.

6.7     That the Subscriber understands that the Subscriber and the other shareholders of Corporation have limited, if any ability to control or otherwise participate in the business and investment decisions of the Corporation, as is typical for shareholders in any corporation.

6.8     That pursuant to the Management Agreement, the External Manager of Corporation will exercise control over Corporation property, make investment decisions, and purchase and rehabilitate and rent properties.

6.9     The Subscriber recognizes that non-public information concerning the Subscriber set forth in this Subscription Agreement or otherwise disclosed by the Subscriber to the Corporation and/or the Administrator, or other agents of the Corporation (the "Information") (such as the Subscriber

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s name, address, social security number, assets and income) may be:

6.9.1     disclosed to the Corporation

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s External Manager, attorneys, accountants and third party administrators in furtherance of the Corporation

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s business, and

6.9.2     as otherwise required by law.

The Corporation and its External Manager and its Administrators restrict access to the Information to their employees who need to know the information to provide services to the Corporation, and maintain physical, electronic and procedural safeguards that comply with U.S. federal standards to guard the information.

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6.10     If any of the foregoing representations, warranties or covenants ceases to be true or if the Corporation and/or the Administrator no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the Corporation, or the Administrator on its behalf, may be obligated to freeze the Subscriber

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s investment, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber

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s investment may immediately be involuntarily withdrawn by the Corporation, or the Administrator on its behalf, and the Corporation and/or the Administrator may also be required to report such action and to disclose the Subscriber

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s identity to OFAC or other authority. In the event that the Corporation and/or the Administrator is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Corporation, the External Manager, and/or the Administrator and their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

6.11     The discussion of the tax consequences arising from investment in the Corporation set forth in the Offering Circular is general in nature, may not address the tax consequences specific to the Subscriber and does not address all of the tax issues that may arise. The tax consequences to the Subscriber of the investment in the Corporation will depend on the Subscriber

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s particular circumstances.

6.12     The Subscriber should not construe the contents of the Offering Circular, or any prior or subsequent communication from the Corporation or any of its respective agents, officers or representatives, as legal or tax advice. The Subscriber should consult his, her, or its own advisors as to legal and tax matters concerning an investment in the Corporation.

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6.13     That the Corporation is relying on the information provided by the Subscriber during the Online Subscription Process in the electronic Subscriber Questionnaire and the agreements, representations and warranties set forth in this Subscription Agreement by the Subscriber as a basis for the Corporation

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s eligibility to rely on certain exemptions, safe harbors, and regulations under State and Federal securities laws.

6.14     That all shareholders will also receive quarterly, semi-annual, and annual reports as described in the Offering Circular; and such other information as the Corporation determines. The Corporation will not be required to provide information with regard to specific investment transactions of the Corporation, except as laid out in applicable Federal Securities rules, laws, and regulations. As the Company

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s operations continue, it may be required to amend its Offering Circular to reflect material changes as this Offering continues into the future.

6.15     That the Corporation

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s books of account will be audited at the end of each fiscal year by a firm of certified public accountants selected by the Corporation. Books of account will generally be kept by the Corporation, in accordance with GAAP. The Corporation will furnish the Corporation

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s financial statements to all shareholders within approximately 120 days following the conclusion of each fiscal year.

6.16     That Subscriber may not sell the Shares without permission from the Corporation. Further, the Corporation may require the Subscriber or the intended purchaser to of all or a portion of the Shares to provide an affidavit as to the quantity of shares to be purchased. Subscriber also acknowledges that the Corporation may require the Subscriber to redeem a portion of their shares in the event that Subscriber holds more than 9.8% of the then outstanding shares, based upon a quarterly evaluation.

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6.17     The Corporation intends to establish a semi-annual share redemption program to provide Subscriber and other shareholders with the opportunity to ask to sell upto 25% of their shares back to the Corporation. However, Subscriber acknowledges that this semi-annual share redemption program is under the discretion of the Corporation

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s Board of Directors, and that the semi-annual share redemption program can be suspended or modified as necessary by the Corporation without consent or review by the shareholders. Further, Subscriber acknowledges that the semi-annual share redemption program may not be available when or to the extent that Subscriber wishes, and that Subscriber may never have liquidity for the Shares. Subscriber acknowledges that Corporation

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s semi-annual share redemption program limits redemptions to a maximum of 5.0% of the weighted average number of common shares outstanding during the prior calendar year. Accordingly, Subscriber acknowledges that the Corporation intends to limit the number of shares to be redeemed during any calendar quarter to 1.25% of the common shares outstanding, with excess capacity carried over to later calendar quarters half during that calendar year.

7     INDEMNIFICATION

The Subscriber shall indemnify, defend and hold harmless the Company, and any officers, employees, shareholders, partners, agents, directors or controlling persons of the Company, the Company

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s External Manager, and the Company

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s Administrators (collectively the "Indemnified Parties" and individually an "Indemnified Party") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against losses, liabilities and expenses of each Indemnified Party (including attorneys' fees, judgments, fines and amounts paid in settlement, payable as incurred) incurred by such person or entity in connection with such action, arbitration, suit or proceeding, by reason of or arising from:

a)     any misrepresentation or misstatement of facts or omission to represent or state facts made by the Subscriber, including, without limitation, the information in this Subscription Agreement, or

b)     litigation or other proceeding brought by the Subscriber against one or more Indemnified Party wherein the Indemnified Party is the prevailing party.

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8     CONSIDERATION

8.1     Purchase of Company Shares. Company shall issue upon execution and return of this Subscription Agreement to Issuer _____________________ fully paid and non-assessable shares of Company common stock. The Issuer hereby accepts $__________ per share for a total of _____________________ as full and complete consideration for these shares of Company common stock.

9     EFFECTIVE DATE OF TRANSACTION

9.1     Transaction Date. This Agreement shall become valid and binding upon acceptance by the Company.

9.2     Record Date. The Subscriber shall become a Shareholder in the Corporation as of a given date only to the extent that the Corporation receives immediately available funds attributable to such contribution on such date and such funds are actually credited to the Corporation.

10     REMEDIES

10.1     Attorney

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s Fees. The Parties agree that, should any conflict or dispute related to this Agreement arise and require adjudication as defined by Section 12, below, the Party that prevails in any such suit shall be entitled to recover from the non-prevailing Party the costs of suit and reasonable attorney

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s fees. The Parties agree that for any counter suit brought by the other Party wherein such counter suit is based on matter or right that has been relinquished by the other Party by way of this Agreement, the Party defending such suit shall also be awarded reasonable attorney

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s fees and costs of suit.

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10.2     Injunction. Issuer is a startup company and is in the process of raising money for operations. Subscriber agrees that any sale or attempt to sell or any encumbrance or any attempt to encumber the securities procured under this Subscription Agreement will result in irreparable and unquantifiable harm. As such, Subscriber agrees that, in the event that any breach (or threatened breach) of the covenant to abide by the restrictions placed on the sale or encumbrance of stock acquired under this Subscription Agreement shall entitle the Company to seek injunctive relief without need to post a bond and that such injunctive relief shall operate to enjoin the Subscriber to refrain from such sale or encumbrance activity and to refrain from withholding share certificates from an escrow deposit, wherein the escrowed stock certificate is to be released pending adjudication of an alleged sale or encumbrance in a court of competent jurisdiction, as specified in Section 12.

11     FORM OF AGREEMENT

11.1     Entire Agreement. The Subscriber expressly understands and agrees that this Subscription Agreement contains the entire agreement between the Parties with respect to the subject matter of this Subscription Agreement and that all prior representations, warranties, or agreements relating to this subject matter have been merged into this instrument and are thus superseded in totality by this Subscription Agreement.

11.2     No Waiver. A waiver by Corporation of a breach or default of this Subscription Agreement by any the Subscriber shall not be construed or deemed to be a waiver of any other or concurrent or succeeding breach or default of this Subscription Agreement.

11.3     Successors and Assigns. Neither this Subscription Agreement nor any of the rights, interests or obligations hereunder shall be assignable or transferable by Subscriber without the prior written consent of the Corporation, and any such unauthorized assignment or transfer will be void.

11.4     Severability. The Parties agree that if any part, term, or provision of this Subscription Agreement shall be found illegal, in conflict with any valid controlling law, or otherwise unenforceable, the validity of the remaining provisions shall not be affected thereby.

11.5     Survivability. All obligations under this Subscription Agreement, as executed by the Parties, shall continue according to the terms set forth herein.

11.6     Headings. The headings for the Sections set forth in this Subscription Agreement are strictly for the convenience of the Parties hereto and shall not be used in any way to restrict the meaning or interpretation of the substantive language of this Subscription Agreement.

11.7     Counterparts. This Subscription Agreement may be executed in separate counterparts, each of which so executed and delivered shall constitute an original, but all such counterparts shall together constitute one and the same instrument. Any such counterpart may comprise one or more duplicates or duplicate signature pages, any of which may be executed by less than all of the Parties, provided that each Party executes at least one such duplicate or duplicate signature page.

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11.8     Electronic Signature. This Subscription Agreement may be executed electronically in a non-contemporaneous manner so long as no more than six months elapses from a first electronic signature imparted to this Agreement by a first party and a second electronic signature imparted to this Agreement by a second party.

11.9     Images of Original. The Subscriber and Corporation stipulate that a photo static copy, a scanned image or an image received by facsimile, by email, or other electronic means of any executed original shall be admissible in evidence for all purposes in any proceeding as between the Corporation and Subscriber.

11.10     Authority to Sign. The Subscriber represents and warrants that they are authorized to execute this Subscription Agreement.

11.11     Signature and Confirmation. The agreements and representations made by the Subscriber herein extend to and apply to all of the capital contributions now or hereafter made to the Corporation by the Subscriber. The signature by the Subscriber shall constitute a confirmation by the Subscriber that all agreements, representations and warranties made herein shall be true and correct as of the date hereof.

11.12     Notice. Any notice required to be given under this Management Agreement shall be effective upon mailing by United States Postal Service, Express Mail or, if internationally, by either i) DHL Express Envelope; or ii) United Parcel Overnight Express Service and shall be directed to a Party as follows:

If to Issuer:

RAD Diversified REIT, Inc.

Attn. Investor Relations

4115 West Spruce Street

Tampa, FL 91730

With a required copy that does not constitute notice:

Jack Jmaev

Puritan Law Group

500 N. State College Blvd

Suite 1100

Orange, CA 92868

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If to Subscriber, then to the "notice address" provided by Subscriber during the Online Subscription Process.

12     LAW AND FORUM

12.1     Governing Law. This Management Agreement, and the rights and liabilities of the Parties with respect to this Management Agreement and its subject matter, shall be governed by the laws of the State of California.

12.2     This Subscription Agreement and all amendments hereto shall be governed by and construed in accordance with the laws of the State of Delaware and the Securities Act of the State of Delaware together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state without giving effect to any choice or conflict of law provisions or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

12.3     Forum. Any dispute arising out of or relating to this Management Agreement shall be heard in the United States federal courts, initially in the U.S. District Court for the Central District of California. If the federal court cannot acquire jurisdiction, then any dispute shall only be resolved by the courts of the State of California, initially in Orange County.

        IN WITNESS WHEREOF, the Subscriber hereby has executed this Subscription Agreement,

[Electronic signature from form]

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